UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to R240.14a-12

VMware, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VMWARE, INC.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2015

The following information relates to the proxy statement (the “Proxy Statement”) of VMware, Inc. (the “Company”), dated April 15, 2015, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2015 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”) , to be held at the Company’s principal executive offices at 3401 Hillview Avenue, Palo Alto, California 94304, on Wednesday, May 27, 2015, at 9:00 a.m. local time. All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal No. 4

As disclosed in the Proxy Statement, the Company is seeking stockholder approval at the Annual Meeting for amendments to the 2007 Equity and Incentive Plan (the “Incentive Plan”) that would increase the number of shares of Class A common stock under the Incentive Plan by 8,250,000.

On May 13, 2015, the Compensation and Corporate Governance Committee of the Board (the “Committee”) approved an amendment (the “Amendment”) to the Incentive Plan, effective immediately, as follows (as so revised, the “Revised Incentive Plan”) to add the sentence marked below to Section 6(b). Other than the revision marked below, no changes were made to the Incentive Plan.

“6. SPECIFIC TERM OF AWARDS

(b) Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee will determine the terms and conditions of such Awards, consistent with the terms of the Plan. Options and Stock Appreciation Rights (“SARs”) are subject to a minimum one-year vesting period following grant, with the exception that up to 5% of the available shares of Stock reserved for grant may be subject to such Awards without such minimum vesting period.”

The Committee determined that it was in the best interests of the Company and its stockholders to approve the Amendment, and the Company is seeking stockholder approval at the Annual Meeting of the Revised Incentive Plan as described in this Supplement and in the Proxy Statement.

Any vote previously entered, either by mailing a proxy card, over the Internet or by telephone, “FOR” or “AGAINST” the Incentive Plan will be counted as a vote “FOR” or “AGAINST” the Revised Incentive Plan, respectively. If you have already returned your proxy card or voted your proxy over the Internet or by telephone, and would like to change your vote on any matter, you may revoke your proxy by (1) following the instructions on the notice of Internet availability and entering a new vote by mail, over the Internet or by telephone before the Annual Meeting, or (2) attending the Annual Meeting and voting in person. If you hold your shares through a broker, bank, or other nominee, you must contact them in order to find out how to change your vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN.

This Supplement is first being released to stockholders on or about May 15, 2015 and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.